PROMISSORY NOTE

U.S. $75,000.00	   January 29, 1997

FOR VALUE RECEIVED, PAUL H. TATE, an individual (the "Borrower"), does hereby promise to pay to the order of ATLANTIC COAST AIRLINES, INC., a Delaware corporation ("Holder"), at its office at or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States, the principal sum of SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($75,000.00), with interest from January 29, 1997 (the "Borrowing Date") on the principal balance from time to time remaining unpaid at a rate of five and three-quarters percent (5 _%) per annum, compounded semi-annually, computed on the basis of the actual number of days elapsed (in a year consisting of 365 or 366 days, as the case may be). The entire unpaid balance of principal of, and accrued and unpaid interest on, this Note shall be due and payable in full on September 30, 1997 (the "Repayment Date").
Prepayment
Prior to the Repayment Date, the Borrower shall have the right to prepay the principal amount of indebtedness evidenced hereby, or any portion thereof, at any time without penalty or premium, provided, however, that any amounts received shall be applied first to the repayment of any accrued but unpaid interest hereunder and second to the reduction of the outstanding principal balance hereof. Prepayment shall not postpone the Repayment Date or vary the duty of the Borrower to pay all obligations when due, nor shall such prepayments affect or impair the right of the Holder to pursue all remedies available to it hereunder. In the event that Borrower at any time prepays any amount of this Note, the Holder shall have no obligation to make any subsequent advance hereunder. The books and records of Holder shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.
Event of Default
If the Borrower fails to pay this Note in accordance with its terms on or before ten (10) days after written notice of such default from the Holder to the Borrower, the entire principal balance and accrued and unpaid interest owing hereon shall at once become due and payable without any other notice, presentment or demand at the option of the holder of this Note.
The failure to exercise the option to accelerate the maturity of this Note upon the happening of such event of default shall not constitute a waiver of the right of the holder of this Note to exercise the same or any other option at that time or at any subsequent time with respect to such uncured default or any other event of default. The remedies of the holder hereof, as provided in this Note and in any instrument evidencing, securing, governing, guaranteeing or pertaining to the loan evidenced hereby, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefor shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not, subject to the terms hereof,
(i) constitute a waiver of or impair, reduce, release or extinguish any remedy of the holder hereof or the rights of the holder hereof to exercise the foregoing option granted to the holder of this Note or under any other instrument evidencing, securing, governing, guaranteeing or pertaining to the loan evidenced hereby, at that time or at any subsequent time, or nullify any prior exercise of any such option, or (ii) impair, reduce, release, extinguish or adversely affect the obligations of any party liable under such documents as originally provided therein.
After default under or maturity of this Note, principal and past-due interest shall bear interest at the Maximum Rate, commencing on the fourth day following the due date thereof, until paid, except as the parties otherwise agree. As used herein, the term "Maximum Rate" means at any time the maximum rate of nonusurious interest permitted by applicable law, provided that in determining the Maximum Rate, due regard shall be given, to the extent required by applicable law, to any and all relevant payments, fees, charges, deposits, balances, agreements and calculations characterized as or which may be deemed to constitute interest, or be deducted from principal to calculate the interest rate or otherwise affect interest rate determinations, so that in no event shall the Holder contract for or be entitled to charge, receive, take, collect, reserve or apply, on this Note, any amount in excess of the maximum rate of interest permitted by applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the holder hereof in excess of the Maximum Rate; and if from any circumstance the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the Maximum Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the Maximum Rate.
Waivers
Except as otherwise provided herein, the makers, signers, sureties, guarantors, endorsers and any other party now or hereafter liable for the payment of this Note, in whole or in part, hereby severally waive demand, presentment for payment, notice of nonpayment, notice of default, notice of dishonor, notice of intent to demand, notice of intent to accelerate maturity, notice of acceleration of maturity, diligence in collecting, grace, notice and protest, and notice of any other kind whatsoever, and agree to one or more renewals, extensions for any period, modifications, substitution of, or failure to perfect, any security hereof, in whole or in part, with or without notice, before or after maturity, without prejudice to the holder.


Waivers of Rights Hereunder
No delay on the part of the holder of this Note in the exercise of any power or right under this Note or any other instrument executed in connection herewith or securing this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of the remedies so as to preclude the exercise of any other remedy available to it.
Severability
Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability (but shall be construed and given effect to the extent possible), without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.
Costs
If this Note shall be collected by legal proceedings or through a probate, bankruptcy or other court whether before or after maturity, or shall be placed in the hands of an attorney for collection after default or maturity, the Borrower agrees to pay all costs of collection, including, without limitation, reasonable attorneys' fees and expenses.
Governing Law
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF DELAWARE AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN DELAWARE.
EXECUTED AND DELIVERED effective as of the 29th day of January, 1997.
PAUL H. TATE,
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